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                                                                    EXHIBIT 99.2


[COSTILLA ENERGY LOGO]

                                                  Contact:
                                                  Guy McCrary
                                                  915/683-3092

NEWS FOR IMMEDIATE RELEASE

             COSTILLA ENERGY FILES DISCLOSURE STATEMENT RELATING TO
                          PROPOSED REORGANIZATION PLAN
                       YEAR-END RESERVE ESTIMATES REPORTED

MIDLAND, Texas, March 2, 2000 - Costilla Energy, Inc. (OTC Bulletin Board:
COSEQ) today reported that it has filed with the U.S. Bankruptcy Court for the Western District of Texas, Midland Division, a Disclosure Statement relating to the Company's proposed plan of reorganization, which was filed on February 11, 2000, under Chapter 11 of the U.S. Bankruptcy Code. The Disclosure Statement describes the Company's proposed reorganization plan, and contains certain information about the Company's business operations and oil and gas properties, including unaudited financial data for the year ended December 31, 1999, and reserve estimates as of January 1, 2000. The Disclosure Statement is subject to approval by the Bankruptcy Court and a hearing has been set on the Disclosure Statement for April 11, 2000. After approval by the Bankruptcy Court, the Disclosure Statement will be distributed to parties with certain claims and interests in the Company in connection with the solicitation of votes on the Company's proposed plan of reorganization. Costilla's proposed plan of reorganization is subject to confirmation by the U.S. Bankruptcy Court. There are no assurances that the Company's plan of reorganization will be approved or when the effective date of a plan will be set.

The Company intends to file with the Securities and Exchange Commission a Form 8-K containing its Monthly Operating Report which was previously filed with the U.S. Bankruptcy Court and includes unaudited financial data for the period September 3, 1999 through December 31, 1999.

As of January 1, 2000, Costilla's proved reserves were estimated to be 99.1 Bcfe, of which 79 percent was natural gas, with an SEC present value at 10% (PV-10) of $93.2 million, based on year-end NYMEX pricing at December 31, 1999 of $2.33 per Mcf of gas and $25.68 per barrel of oil. Of these estimated reserves, 63.8 Bcfe were classified as proved developed producing, 13.6 Bcfe as proved developed non-producing, and 21.6 Bcfe as proved undeveloped.

Subsequent to January 1, 2000, the Company successfully drilled and completed the Freeman #2 well in the Southwest Speaks Field of Lavaca County, Texas. Based upon initial results from this new well, the Company has reclassified the Freeman #2 from proved undeveloped to proved developed producing, and classified two additional locations proximate to the Freeman #2 as proved undeveloped. If these additional reserves estimated by the Company had been included in the reserve estimates described above, the Company's proved reserves at January 1, 2000 would have been 110.5 Bcfe with a PV-10 of approximately $103.8 million.

Costilla Energy, Inc. is an independent oil and gas company with operations primarily in the Gulf Coast region of South Texas and the Permian Basin of West Texas and Southeastern New Mexico.

Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Costilla Energy, Inc. to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the volatility of oil and gas prices; the Company's ability to replace its oil and gas reserves; the availability of capital resources; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and the ability of the Company to implement its business strategy. Additional information is available in the Company's filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.